Exhibit 99.2

INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Balance Sheets as of March 31, 2009	I-4
Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 2009	I-5
Notes to Unaudited Pro Forma Combined Financial Statements	I-6

INOVIO BIOMEDICAL CORPORATION

 VGX PHARMACEUTICALS, INC.

 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined statements of operations combine the historical consolidated statements of operations of Inovio Biomedical Corporation (“Inovio” or the Company) and VGX Pharmaceuticals, Inc. (“VGX”) giving effect to the merger and related events, as if they had been consummated on January 1, 2009. The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of Inovio as of March 31, 2009 and the historical consolidated balance sheet of VGX as of March 31, 2009 giving effect to the merger and related events, as if they had been consummated on January 1, 2009 and giving effect to significant events affecting Inovio and VGX through June 1, 2009 (the “Acquisition Date).  The fiscal year ends of Inovio and VGX are both December 31.

The pro forma information is being furnished solely for informational purposes and is not necessarily indicative of the combined financial position or results of operations that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on estimates and assumptions set forth in the notes to the unaudited pro forma combined financial statements. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. No assurance can be given that cost savings or synergies will be realized.

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141(R),Business Combinations, as well as SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (an amendment of Accounting Research Bulletin, or ARB, No. 51).  SFAS No. 141(R) changes the requirements for an acquirer's recognition and measurement of the assets acquired and liabilities assumed in a business combination, including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs, in-process research and development and restructuring costs. SFAS No. 160 requires that noncontrolling (minority) interests be reported as a component of equity, that net income attributable to the parent and to the noncontrolling interest be separately identified in the income statement, that changes in a parent's ownership interest while the parent retains its controlling interest be accounted for as equity transactions, and that any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value.

Pro forma adjustments are necessary to reflect the estimated purchase price, including the new equity structure, and to adjust VGX's net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets related to the pro forma adjustments.

The pro forma adjustments to VGX's assets and liabilities and allocation of purchase price are based on Inovio management's estimates of the fair value of the assets acquired and liabilities assumed. Inovio believes it made estimates of fair value of the VGX assets acquired and liabilities assumed using reasonable assumptions based on historical experience and information obtained from VGX management. The valuation methodology used to estimate the value of the identified intangible assets acquired was the excess earnings method. This method reflects the present value of the operating cash flows generated by the intangible assets after taking into account the cost to realize the revenue, and an appropriate discount rate to reflect the time value and risk associated with the invested capital. To value a particular intangible asset, the value and required rate of return for other assets that contribute to the generation of the revenue earned by that intangible asset must be determined. The required returns on these other assets are deducted from the future net operating income to determine the returns specifically earned by the intangible asset. A discount rate percent was then applied that considered the reasonable expectation of the risk profile of the proprietary technology in order to bring the future income to a present value.

The determination of these fair values is made based on the completion of the transaction, which includes Inovio management's consideration of the final valuation based on the actual net tangible and intangible assets of

VGX that exist as of the Acquisition Date. Any future adjustments may change the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statements presented herein. Amounts preliminarily allocated to major classes of assets and liabilities assumed reflect valuations as of March 31, 2009, and the intangible assets and estimated useful lives of intangible assets with definite lives, currently reflect preliminary valuations as of the Acquisition Date.

Certain reclassifications have been made to conform VGX's historical amounts to Inovio's presentation.

Inovio Biomedical Corporation

Unaudited Pro Forma Balance Sheets

As of March 31, 2009

	Inovio	VGX	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	$11,727,238	$2,715,906	$—		$14,443,144
Accounts receivable	243,215	5,639			248,854
Prepaid expenses and other current assets	454,364	59,023			513,387
Receivables due from related parties	—	3,884,741			3,884,741
Inventories purchased from related parties	—	177,969			177,969
Inventories	—	31,694			31,694

Total current assets	12,424,817	6,874,972	—		19,299,789

Long-term investments	9,534,582	—			9,534,582
Auction rate security put option	3,916,383	—			3,916,383
Fixed assets, net	308,872	391,634			700,506
Intangible assets, net	5,731,354	2,982,489	(2,982,489)	B	14,029,583
			8,441,583	B
			(143,354)	G

Goodwill	3,900,713	907,076	(907,076)	A	8,188,514
			4,287,801	F
Other assets	167,250	130,147	(10,250)	H	287,147
Equity investment in affiliated entity	—	1,090,194	20,485,222	D	21,575,416

Total assets	$35,983,971	$12,376,512	$29,171,437		$77,531,920

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,972,542	$2,289,185			$4,261,727
Accounts payable and accrued expenses due to related parties	—	615,333			615,333
Accrued clinical trial expenses	293,861	—			293,861
Line of credit	12,072,407	—			12,072,407
Common stock warrants	160,629	—			160,629
Deferred revenue	492,586	236,074			728,660
Deferred rent	81,938	—			81,938
Current portion of long-term debt	—	2,140,000			2,140,000
Other current liabilities	—	44,140			44,140

Total current liabilities	15,073,963	5,324,732	—		20,398,695

Deferred revenue, net of current portion	4,220,111	—			4,220,111
Deferred tax liabilities	871,500	—			871,500
Long-term debt	—	4,400,000			4,400,000

Total liabilities	20,165,574	9,724,732	—		29,890,306

Commitments and contingencies

Stockholders’ equity:
Common stock	44,060	4,229	(4,229)	C	85,553
			41,518	E
			(25)	H

Additional paid-in capital	172,029,595	74,416,373	(74,416,373)	C	203,271,078
			31,251,708	E
			(10,225)	H

Accumulated deficit	(156,277,443)	(70,636,489)	70,636,489	C	(156,420,797)
			(143,354)	G

Accumulated other comprehensive (loss) income	22,185	(1,815,928)	1,815,928	C	22,185

Total parent stockholders’ equity	15,818,397	1,968,185	29,171,437		46,958,019

Noncontrolling interest		683,595			683,595

Total equity	$15,818,397	$2,651,780	$29,171,437		$47,641,614

Total liabilities and stockholders’ equity	$35,983,971	$12,376,512	$29,171,437		$77,531,920

Inovio Biomedical Corporation

Unaudited Pro Forma Combined Statements of Operations

For the Three Months Ended March 31, 2009

	Inovio	VGX	Pro Forma Adjustments		Pro Forma Combined
Revenue:

License fee and milestone payments	$213,098	$—	$—		$213,098
Revenue under collaborative research and development arrangements	54,458	—			54,458
Grant and miscellaneous revenue	101,894	27,200			129,094
Revenue from related parties	—	80,633			80,633
Government contract revenue	—	1,282,312			1,282,312

Total revenue:	369,450	1,390,145	—		1,759,595

Operating Expenses:
Research and development	963,733	2,708,948	143,354	G	3,816,035
General and administrative	2,966,142	1,031,905			3,998,047
Cost of product sales	—	11,401			11,401

Total operating expenses	3,929,875	3,752,254	143,354		7,825,483

Loss from operations	(3,560,425)	(2,362,109)	(143,354)		(6,065,888)

Interest income (expense)	33,648	(80,187)			(46,539)
Other income (expense)	62,282				62,282
Losses from equity investment	—	(87,619)			(87,619)

Loss from continuing operations	(3,464,495)	(2,529,915)	(143,354)		(6,137,764)

Net loss attributable to noncontrolling interest	—	5,268			5,268

Net loss attributable to common stockholders	(3,464,495)	(2,524,647)	(143,354)		(6,132,496)

Amounts per common share - basic and diluted:

Net loss from continuing operations	$(0.08)	$(0.06)			$(0.07)
Net loss attributable to noncontrolling interest	$—	$—			$—
Net loss per common share attributable to common stockholders	$(0.08)	$(0.06)			$(0.07)

Weighted average number of common shares outstanding- basic and diluted	44,035,480	42,065,033	41,594,008	I	85,629,488

INOVIO BIOMEDICAL CORPORATION

 NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

On July 7, 2008, Inovio Biomedical Corporation (“Inovio” or the “Company”) and VGX Pharmaceuticals, Inc.  (“VGX”), a privately-held company, executed a definitive merger agreement, which provided for the issuance of the Company’s securities in exchange for all the outstanding securities of VGX and the merger of an acquisition subsidiary with VGX.  On June 1, 2009 (the “Acquisition Date”) the Company completed the acquisition of VGX, pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated December 5, 2008, as further amended on March 31, 2009 (the “Merger Agreement”) by and among Inovio, Inovio’s wholly-owned subsidiary Inovio Acquisition, LLC and VGX (the “Merger”).

Upon the closing of the Merger, based on an exchange ratio of 0.9812 (the “Merger Exchange Ratio”), and on terms and conditions as set forth in the Merger Agreement,

•                  all of the issued and outstanding shares of common stock of VGX were canceled and converted into the right to receive shares of common stock of Inovio,

•                  all outstanding options to purchase shares of VGX common stock became exercisable for shares of Inovio’s common stock,

•                  all outstanding warrants to purchase shares of VGX common stock became exercisable for shares of Inovio’s common stock, and

•                  all outstanding convertible debt of VGX became debt convertible into Inovio’s common stock on existing terms.

As of the Acquisition Date, an aggregate of 41,492,758 shares of Inovio’s common stock were issued to the former stockholders of VGX, and an additional 18,794,187 shares of Inovio’s common stock were reserved for issuance upon exercise of the assumed options and warrants and conversion of the principal of and maximum interest payable on the VGX convertible debt.  Concurrent with the Acquisition Date, the Merger Agreement also provided for five significant stockholders of VGX to place 8,000,000 shares of the Company’s common stock received in the Merger into a voting trust, effective immediately, to be administered by an independent committee of the board of directors of the combined company.  The trustees will vote the shares in accordance with the percentage of votes cast by all stockholders on any particular matter.

Immediately following the Acquisition Date the continuing holders of Inovio securities owned approximately 51.59% of Inovio’s issued and outstanding common stock and the former holders of VGX securities owned approximately 48.41% of Inovio’s issued and outstanding common stock.

Prior to the date of the Merger Agreement, Inovio’s sole relationship with VGX was as a party to a licensing agreement with VGX, entered into in the ordinary course of business, and as a holder of 25,000 shares of VGX common stock acquired in relation to such agreement. The shares of VGX common stock held by Inovio were cancelled upon closing of the Merger.

After a review of relevant factors, in accordance with the provisions of Statement of Financial Accounting Standards No. 141R, Business Combinations (SFAS 141R), Inovio was determined to be the accounting acquirer.  The Merger is accounted for using the purchase method of accounting for business combinations under U.S. GAAP. Accordingly, the historical consolidated financial statements of Inovio will be carried forward at their historical cost and the purchase price is allocated to VGX’s identifiable assets and liabilities based on their estimated fair values at the Acquisition Date.

The determination of the purchase price and the allocation of purchase price is based on the fair values of major classes of assets acquired and fair value of liabilities assumed as of March 31, 2009 and including fair values of identifiable intangibles as of the Acquisition Date.  The excess of the purchase price of the acquired entity over the fair value of assets and liabilities is recognized in accordance with SFAS No. 141(R). SFAS No. 141(R) requires the acquirer to recognize goodwill as an asset on the balance sheet.  The final determination of the purchase price allocation is reflecting in the accompanying pro forma combined financial statements.

As a result of the Merger, Inovio acquired VGX’s developed technology, which consists of VGX’s CELLECTRA® technology and GHRH technology.

VGX developed two applications in the CELLECTRA® device family. The first covers the intra-muscular (IM) delivery of DNA and the second covers the intra-dermal/subcutaneous delivery (ID) of DNA. Both devices have been validated, manufactured under cGMP and are ready for use in human clinical trials. In 2007, VGX filed a device master file (MAF) with the FDA covering the use of the CELLECTRA®-IM EP device in human clinical trials. The device is intended to be used in combination with a DNA plasmid product. VGX also filed an MAF with the FDA covering the use of the CELLECTRA®-ID EP device in 2009. It is anticipated that the device will be used in combination with VGX-3100, VGX-3400 and the family of PENNVAX™ vaccines. Inovio is also in early stage licensing discussions with other biotechnology companies for the use of the device in combination with their proprietary vaccine candidates.

The GHRH technology refers to LifeTide™ SW5, which was approved for use in pigs by the Australian Pesticides and Veterinary Medicines Authority (APVMA) on January 5, 2008. On September 10, 2008, VGX Animal Health, Inc., or VGX AH, a majority-owned subsidiary of the Company, signed a Marketing & Distribution Agreement with Country Vet Wholesaling Pty Ltd, an Australian proprietary company, for the sale of LifeTide™ SW5. In addition, VGX AH has submitted an application for marketing approval in New Zealand, and plans to seek marketing approvals in several other countries in South East Asia, including the Philippines and Indonesia. VGX AH has also initiated studies to support regulatory approval of this technology in other major markets, including the U.S. and China.

Management believes that it estimated the fair value of the VGX developed technology using reasonable assumptions based on historical experience. The valuation methodology used to estimate the value of the technologies was the excess earnings method. This method reflects the present value of the operating cash flows generated by the technologies after taking into account the cost to realize the revenue, and an appropriate discount rate to reflect the time value and risk associated with the assets. First, yearly revenues for each technology were forecasted for a projected period of time of 10 years.  Then, related cost of sales and operating expenses were deducted from the revenue stream. Next, in order to value the technology, the value and required rate of return for other assets that contribute to the generation of the revenue earned by that particular technology asset were determined. The required returns on these other assets (the other asset classes identified were: net working capital, fixed assets, and assembled workforce) were “charged to” (or rather deducted from) the future net operating income to determine the returns specifically earned by the technology. Then, a discount rate was applied that considered the reasonable expectation of the risk profile of the proprietary technology in order to bring the future income to a present value. In the case of CELLECTRA® technology, a discount rate of 45% was used for the core technology and 60% for the milestone and royalty technology; for the GHRH technology, a 45% discount rate was utilized.

There was no purchase price amount allocated to acquired in-process research and development.

The percentage of non-controlling ownership interest consists of 12% in VGX Animal Health and 88% ownership by the Company.  The estimated fair value utilized is based on the last round of financing by VGX AH in late 2007, in which that entity issued shares of its common stock to a third party. There have been no subsequent financing rounds. Inovio has updated the valuation model to reflect current assumptions and due to the fact that there have been no additional milestone events, such as additional marketing approval, significant licensing agreements, material adverse events, or large sales contracts that would have materially changed any of the key assumptions used in the last valuation of VGX AH, Inovio believes that the valuation used in the last round of financing continues to reflect current fair value.

The Company’s investment in an affiliated entity represents the Company’s ownership interest in VGX International, Inc. (“VGX International”) and is measured at fair value. The fair market value of the Company’s interest in VGX International was determined using the closing price of VGX International’s shares of common stock as listed on the Korean Stock Exchange as of the Acquisition Date.

The total purchase price of the acquisition is estimated as follows:

Value of Inovio shares issued	$26,156,188
Value of vested warrants and options assumed	5,137,038
$31,293,226

The fair value of the Inovio shares used in determining the purchase price was $0.63 per share based on the closing price of Inovio common stock on June 1, 2009, the Acquisition Date.

The purchase price has been allocated to each major class of identifiable assets acquired and liabilities assumed based on their fair values as of March 31, 2009, except for the intangible asset fair values which were based on June 1, 2009.   Since March 31, 2009, no events have occurred that would have a significant impact on the current fair market values of the assets acquired and liabilities assumed, other than those adjustments reflected in the pro forma combined financial statements.  The allocation to identifiable assets and liabilities is summarized below:

Fair Value
Identifiable assets acquired	$28,972,169
Assumed liabilities	(9,724,732)
Assumed noncontrolling interest	(683,595)
Intangible assets (developed technology)	8,441,583
Implied goodwill	4,287,801

Total	$31,293,226

The excess of the purchase price over the fair value of net assets acquired resulted Inovio recording an implied goodwill of approximately $4.3 million.

Note 2—Pro Forma Adjustments

(A)   To eliminate historical goodwill of VGX of $907,076, as of March 31, 2009.

(B)   To eliminate existing VGX intangible assets of $2,982,489 as of March 31, 2009 and adjust identifiable intangible assets to estimated fair value on June 1, 2009 by $8,441,583.

(C)   To eliminate historical equity accounts and accumulated deficit of VGX including common stock of $4,229, additional paid-in capital of $74,416,373, accumulated deficit of $70,636,489 and accumulated other comprehensive loss of $1,815,928, as of March 31, 2009

(D)   To adjust VGX's equity investment in affiliated entity, which represents its ownership interest in VGX International to fair market value. The fair value was determined using the closing price of VGX International shares as of June 1, 2009, the Acquisition Date.

(E)   To record $41,518 to common stock and $31,251,708 to additional paid-in capital related to the fair value of Inovio's common stock issued in connection with the merger as of June 1, 2009.

(F)   To record implied goodwill in accordance with SFAS No. 141(R).

(G)   To amortize incremental increase in intangible assets by $143,354 for the three months ended March 31, 2009 for the two developed technologies with estimated useful lives of eight and nine years. The estimate for the useful lives was based upon the expected remaining life based on cash flow expectations of the patents related to the two technologies, the landscape of the competing technologies, as well as the expected market acceptance.

(H)   To eliminate Inovio's equity investment in VGX of $10,250.

(I)      Pro forma basic and diluted net loss per share is calculated by dividing the pro forma combined net loss attributable to common stockholders by the pro forma weighted average common shares outstanding. A reconciliation of the shares used to calculate Inovio's historical basic and diluted net loss per share to shares used to calculate the pro forma basic and diluted net loss per share follows:

Three Months Ended March 31, 2009
Shares used to calculate Inovio’s historical basic and diluted net loss per common share	44,035,480
Estimated shares issued in connection with the merger	41,517,758
Accelerated vesting of restricted common shares subsequent to and dependent upon the closing of the merger	101,250
Less shares previously owned by Inovio	(25,000)
Shares used to calculate pro forma basic and diluted net loss per common share	85,629,488